                                                               EXHIBIT 10.B

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the references to our firm under the captions "Experts" in the Prospectus in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4, No. 33-82646) of John Hancock Variable Annuity Account V.

  We also consent to the inclusion of our reports dated February 13, 2001 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account V and dated March 16, 2001 with on the financial statements included in the report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 2000.

                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2001